Exhibit 2.1

DESCRIPTION OF TELEFÓNICA’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

In the following summary, references to “Telefónica”, the “Company”, “we”, “us” and “our” refer to Telefónica, S.A. The statements made under this caption include summaries of certain provisions contained in our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to such bylaws. For further information, see Exhibit 1.1 to this Form 20-F for a translation into the English language of the Amended and Restated bylaws.
1.DESCRIPTION OF OUR ORDINARY SHARES
The following summary describes certain material considerations concerning our capital stock and briefly describes certain provisions of our bylaws and Spanish law.
Corporate Objectives
Article 5 of Title I of our bylaws sets forth our corporate purposes:
•The provision and operation of all kinds of public or private telecommunications services and, for such purpose, the design, installation, maintenance, repair, improvement, acquisition, disposition, interconnection, management, administration of, and any other activity not included in the preceding enumeration with respect to, all kinds of telecommunications networks, lines, satellites, equipment, systems and technical infrastructure whether now existing or to be created in the future, including the premises in which any and all of the foregoing items are located;
•the provision and operation of all kinds of services that are ancillary or supplemental to or result from telecommunications services;
•the research and development, promotion and application of all kinds of component principles, equipment and systems directly or indirectly used for telecommunications;
•manufacturing and production activities and, in general, all other forms of industrial activity in connection with telecommunications; and
•the acquisition, disposition and, in general, all other forms of commercial activity in connection with telecommunications.
Director Qualification
In order to be elected as a director, a person must have held a number of our shares representing a nominal value of no less than 3,000 euros for at least three years prior to his or her election. These shares may not be transferred so long as such person remains a director. This requirement does not apply to any person who, at the time of his or her appointment, has either a labor or professional relationship with the company or is expressly exempted from such requirement by a vote of at least 85% of the Board of Directors.
Interested Transactions

When a director or persons related to him or her has an interest in a transaction with us or with any of the companies of our Group, such transaction (if unrelated to the ordinary course of our business or if not performed on an arm’s-length basis involving consideration that is significant to the Company and otherwise) must be presented to the Nominating, Compensation and Corporate Governance Committee. Such committee shall assess the transaction from the point of view of equal treatment of shareholders and the arm’s-length basis of the transaction and shall be included in the Annual Corporate Governance Report and in the periodic information of the Company upon the terms set forth in applicable laws and regulations. The performance of such transactions requires the authorization of our Board of Directors, after the favorable report of the committee. The interested director must refrain from participating in votes that affect such transaction.
Significant Differences in Corporate Governance Practices
Corporate governance guidelines
For a description of our corporate governance practices see “Item 16G. Corporate Governance” of this Form 20-F.
Description of Our Capital Stock
Description of share capital
At February 27, 2025, our issued share capital consisted of 5,670,161,554 ordinary registered Shares with a nominal value of 1.00 euro each.
Our shareholders delegated to the Board of Directors the authority to issue up to 2,596,065,843 new Shares (equal to half of Telefónica’s share capital on June 12, 2020, the date of the authorization). The Board of Directors is authorized to exclude preemptive rights, in whole or in part, pursuant to the applicable provisions of the Spanish Corporate Enterprises Act. However, the power to exclude pre-emptive rights is limited to Shares amounting to up to 20% of the share capital on June 12, 2020, the date of the authorization. The Board’s authorization to issue new Shares expires on June 12, 2025.
Meetings and voting rights
We hold our ordinary general shareholders’ meeting during the first six months of each fiscal year on a date fixed by the Board of Directors. Extraordinary general shareholders’ meetings may be called, from time to time, at the discretion of our Board of Directors or upon the request of shareholders representing at least 3% of our paid-in share capital. The minimum percentage required to exercise this right was lowered from 5% to 3% by Law 31/2014.
We publish notices of all ordinary and extraordinary general shareholders’ meetings in one of the more widely circulated newspapers in Spain, on the website of the Spanish Securities and Exchange Commission (Comisión Nacional del Mercado de Valores (the “CNMV”)), and on our website in due time pursuant to the Spanish Corporate Enterprises Act, being on a general basis at least one month before the relevant meeting. Furthermore, the Board of Directors may publish notices in other media, if deemed appropriate to ensure the public and effective dissemination of the notice meeting.

Each share of Telefónica, S.A. entitles the holder to one vote. However, only registered holders of at least 300 shares are entitled to attend a general shareholders’ meeting. Holders of a lesser number of Shares may grant a proxy in respect thereof to a shareholder having the right to attend, as well as group together with other shareholders in the same situation until reaching the required number of shares, following which a proxy must be granted by the shareholders so grouped together to one of such shareholders. The grouping must be carried out specifically for each General Shareholders’ Meeting and be recorded in writing.
However, under our bylaws, the maximum number of votes that a shareholder may cast is capped at 10% of our total outstanding voting capital. In determining the maximum number of votes that each shareholder may cast, only the shares held by such shareholder are counted, disregarding those that correspond to other shareholders who have appointed such shareholder as his or her proxy, in spite of applying the limit individually to each of the represented shareholders. This cap will also apply to the maximum number of votes that may be collectively or individually cast by two or more shareholder companies belonging to the same group of entities, as well as to the maximum number of votes that may be cast by an individual or corporate shareholder and the entity or entities that are shareholders themselves and which are directly or indirectly controlled by that individual or corporate shareholder. Moreover, in accordance with the Spanish Corporate Enterprises Act, such cap would become ineffective where the bidder reaches, as a consequence of a tender offer, a percentage equal to or greater than 70% of the share capital carrying voting rights, unless the bidder (or those acting in concert with the bidder) is not subject to equivalent neutralization measures or has not adopted them.
In addition, according to Article 34 of Spanish Royal Decree-Law 6/2000 of June 23 on urgent measures to improve competition in the goods and services markets, individuals and legal entities directly and indirectly holding more than 3% of the total share capital or voting rights of two or more principal operator companies in Spain in, among other markets, the fixed-line and mobile-line telephony markets, may not exercise their voting rights in excess of 3% of the total in more than one company, except with the prior authorization of the Spanish National Markets and Competition Commission (Comisión Nacional de los Mercados y la Competencia (the “CNMC”)). Principal operators are defined as one of the five operators with the largest market share in the corresponding market (“Principal Operators”). In addition, no individual or legal entity is allowed to appoint, directly or indirectly, members of the management body of more than one Principal Operator in, among others, the fixed-line or mobile-line telephony markets, except with the prior authorization of the CNMC. Additionally, individuals or legal entities considered Principal Operators are not allowed to exercise more than 3% of the voting rights of another Principal Operator nor to appoint, directly or indirectly, members of the management body of any Principal Operator, except, in both cases, with the prior authorization of the CNMC. Telefónica is considered a Principal Operator for the purposes of Article 34 of Royal Decree-Law 6/2000 of June 23 in the Spanish fixed-line and mobile-line telephony markets.
Any share may be voted by proxy. The proxies may be granted in writing or electronically and are valid only for a single meeting, unless the proxy-holder is the granting shareholder’s spouse, ascendant or descendant, or holds a general power of attorney granted in a public instrument with powers to manage all of the assets held by the shareholder granting the proxy in Spain. Under the Deposit Agreement (as defined below) relating to our ADSs (as defined below), the Depositary (as defined below) accepts voting instructions from holders of ADSs. The Depositary executes such instructions to the extent permitted by law and by the terms governing the shares and ADSs. The Depositary or its nominee, as the case may be, will be entitled to vote by proxy the shares underlying the relevant ADSs.
Only holders of record five days prior to the day on which a general meeting of shareholders is scheduled to be held may attend and vote at the meeting.

According to the Spanish Corporate Enterprises Act, as amended by Law 31/2014, the general shareholders’ meeting will be quorate on first call if the shareholders present, in person or by proxy, hold at least 25% of the subscribed share capital carrying voting rights. On second call, the meeting will be quorate regardless of the capital in attendance.
However, if the agenda of the meeting includes resolutions on the amendment of the bylaws, including an increase or reduction of share capital, the transformation, merger, split-off, the en bloc assignment of assets and liabilities, the migration of the registered office abroad, the issuance of debentures or the exclusion or limitation of preemptive rights, the required quorum on first call must be met by the attendance of shareholders representing at least 50% of the subscribed share capital carrying voting rights (each a “Special Resolution”). On second call, the attendance of 25% of the subscribed share capital carrying voting rights will suffice.
As a general rule, resolutions at the general shareholder’s meeting will be passed by a simple majority of votes cast at such meeting (i.e., provided that the votes "for" outnumber the votes "against" the relevant resolution).
In contrast, in order to approve any Special Resolution, if the capital present or represented at the general shareholders’ meeting exceeds 50% of the subscribed share capital carrying voting rights, the favorable vote of the absolute majority (that is, if the votes in favor exceed 50% of the votes corresponding to capital present and represented at the shareholders’ meeting) will be required. If, on second call, shareholders representing 25% or more of the subscribed share capital carrying voting rights are present or represented but fail to reach the 50% threshold, the favorable vote of at least two-thirds of the share capital present or represented at the meeting will be required.
Restrictions on foreign investment
Exchange controls and foreign investments are regulated under Law 19/2003, of July 4 (“Law 19/2003”), as amended pursuant to Royal Decree-Law 8/2020, of March 17, Royal Decree-Law 11/2020, of March 31 and Royal Decree-Law 34/2020, of November 17 (as amended by Royal-Decree Law 12/2021, of June 24, Royal-Decree Law 27/2021, of November 23 and Royal-Decree Law 20/2022, of December 27). Foreign investments are generally liberalized unless they fall within the scope of article 7 bis of Law 19/2003, enacted in March 2020 through Royal Decree-Law 8/2020, or—only with respect to investments in the defense sector—article 18 of Royal Decree 571/2023, of July 4.
Article 7 bis of Law 19/2003 establishes a screening mechanism for certain investments made by non-EU and non-EFTA residents, based on public order, public health and public security reasons (the “Screening Mechanism”). The Screening Mechanism aligns part of the Spanish foreign investment legal framework with Regulation (EU) 2019/452 of March 19, 2019 establishing a framework for the screening of foreign direct investments into the European Union. Certain provisions of Regulation (EU) 2019/452—such as the list of sectors affecting public order and public security or the definition of state-owned enterprises and other similar investors—are mirrored in the regulations establishing the Screening Mechanism.
The Screening Mechanism can be summarized as follows:
•Under the ordinary procedure, prior authorization from the Spanish Council of Ministers (Consejo de Ministros) is required to close foreign direct investments subject to it. The legal term to issue a decision is six months.

•On a transitional basis, until the Screening Mechanism is further developed, a fast-track 30-day procedure, whose resolution is to be issued by a lower-tier authority (the General Directorate for International Trade and Investments—Dirección General de Comercio Internacional e Inversiones), applies for investments below 5 million euros. Investments below 1 million euros are not subject to the Screening Mechanism.
•Under both the ordinary and fast-track procedures, the investment will be deemed unauthorized if the relevant authority does not respond to the authorization request within the corresponding legal term.
For the purposes of the Screening Mechanism, the following persons are deemed to be “foreign investors”:
•non-EU and non-EFTA residents; and
•EU or EFTA residents beneficially owned by non-EU and non-EFTA residents. This occurs when non-EU and non-EFTA residents ultimately possess or control, directly or indirectly, more than 25% of the share capital or voting rights of the investor, or otherwise exercise control, directly or indirectly, over the investor.
In addition, effective November 19, 2020 and until December 31, 2026, the following persons will also be deemed to be “foreign investors”, provided they invest in listed companies or the investment value exceeds 500 million euros—for investments in private companies:
•EU and EFTA residents in countries other than Spain, and
•Spanish residents beneficially owned by EU or EFTA residents in countries other than Spain, that is, those in which a EU or EFTA resident other than in Spain ultimately owns or controls more than 25% of the share capital or voting rights of, or otherwise exercises control over, the Spanish resident.
Foreign direct investments ("FDI") are:
•investments that result in a foreign investor reaching a stake of at least 10% of the share capital of a Spanish company; and
•any corporate transaction, business action or legal transaction which enables effective participation in the management or control of a Spanish company or of a whole part or branch of activity of a Spanish company.
Not all foreign direct investments are subject to the Screening Mechanism. Investors are subject to the Screening Mechanism only if they qualify as FDI and the investment is made in one of the critical sectors or—only where the investor is a Non-UE or non-EFTA investor—by investors that meet certain subjective criteria regardless of the business of the target.
Foreign direct investments in the following sectors are subject to the Screening Mechanism:
•Critical infrastructure, whether physical or virtual, including energy, transport, water, health, communications, media, data processing or storage, aerospace, defense, electoral or financial infrastructure, and sensitive facilities, as well as land and real estate crucial for the use of such infrastructure.
•Critical technologies and dual use items as defined in point 1 of Article 2 of Council Regulation (EC) No 428/2009, including Artificial Intelligence, robotics, semiconductors,

cybersecurity, aerospace, defense, energy storage, quantum and nuclear technologies as well as nanotechnologies and biotechnologies.
•Supply of critical inputs, including energy or raw materials, as well as food security.
•Sectors with access to sensitive information, including personal data, or the ability to control such information.
•Media.
•Other sectors designated by the Spanish government from time to time that may affect public security, order or health.
We are engaged in activities that are included in one or more sectors listed above. As such, FDI in Telefónica may be subject to the Screening Mechanism if the conditions described in this section are satisfied.
Foreign direct investments by the following non-EU and non-EFTA investors are also subject to the Screening Mechanism, regardless of the business of the target:
•Investors directly or indirectly controlled by a non-EU and non-EFTA government, including state bodies, armed forces or sovereign wealth funds; the possibility of exercising decisive influence as a result of an agreement or through the ownership of shares or interests in another person (directly or indirectly) is deemed to constitute “control” for these purposes.
•Investors that have already made an investment affecting national security, public order or public health in another EU Member State, including an investment in any of the above-mentioned sectors.
•If there is a serious risk that the investor engages in illegal or criminal activities affecting national security, public order or public health in Spain.
In addition, article 18 of Royal Decree 571/2023, of July 4, establishes that FDI carried out by non-residents in companies engaged in activities qualified as relevant for national defense, will be subject to the Screening Mechanism.
Gun jumping the Screening Mechanism will render the transaction invalid and without any legal effect until the required authorization is obtained. In addition, fines up to the value of the investment could be imposed.
In addition, Royal Decree 571/2023, of July 4, establishes that non-Spanish foreign investors who are not resident in a tax haven are required to file a notification with the Spanish Registry of Foreign Investments following an investment or divestiture, if any, solely for statistical, economic and administrative purposes. Where the investment or divestiture is made in shares of Spanish companies listed on any of the Spanish Stock Exchanges, the duty to provide notice of a foreign investment or divestiture lies with the relevant entity with whom the shares (in book-entry form) have been deposited or which has acted as an intermediary in connection with the investment or divestiture.
If the foreign investor is a resident of a tax haven, as defined under Spanish law (Royal Decree 1080/1991, of July 5), notice must be provided to the Registry of Foreign Investments prior to making the investment, as well as after consummating the transaction. However, prior notification is not necessary in the following cases:
•investments in listed securities, whether or not trading on an official secondary market;

•investments in participations in investment funds registered with the CNMV; and
•foreign shareholdings that do not exceed 50.0% of the capital of the Spanish company in which the investment is made.
Additional regulations to those described above apply to investments in some specific industries, including air transportation, mining, manufacturing and sales of weapons and explosives for civil use and national defense, radio, television, telecommunications and gambling. These restrictions do not apply to investments made by EU residents, other than investments by EU residents in activities relating to the Spanish defense sector or the manufacturing and sale of weapons and explosives for non-military use.
Preemptive Rights
Pursuant to the Spanish Corporate Enterprises Act, shareholders have preemptive rights to subscribe for any new shares in capital increases with issuances of new shares with a charge to monetary contributions and in issuances of debentures convertible into shares. Such rights may be excluded (partially or totally) under special circumstances by virtue of a resolution passed at a general shareholders’ meeting in accordance with Articles 308, 504 and 506 of the Spanish Corporate Enterprises Act, or by the Board of Directors, if previously authorized at a general shareholders’ meeting in accordance with Article 506 of the Spanish Corporate Enterprises Act (for capital increases) and Articles 417 and 511 (for issuances of debentures convertible into shares). Such preemptive rights will not be available in the event of an increase in capital to meet the requirements of a convertible bond issue or a merger or demerger of another entity into Telefónica or of all or part of the assets split from another company, in which shares are issued as consideration or, in general, when the increase is carried out as consideration in exchange for non-cash contributions. Such rights are transferable, may be traded on the Automated Quotation System and may be of value to existing shareholders because new shares may be offered for subscription at prices lower than prevailing market prices.
Form and Transfer
Our ordinary shares are in book-entry form and are indivisible. Joint holders must nominate one person to exercise their rights as shareholders, though joint holders are jointly and severally liable for all obligations arising from their status as shareholders. Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal (“Iberclear”), which manages the clearance and settlement system of the Spanish Stock Exchanges, maintains the central registry of ordinary shares reflecting the number of ordinary shares held by each of its participant entities (entidades participantes) as well as the number of such ordinary shares held by registered legal owners. Each participant entity in turn maintains a register of the owners of such ordinary shares.
Transfers of Telefónica’s ordinary shares quoted on the Spanish Stock Exchanges must be made by book-entry registry or delivery of evidence of title to the buyer through, or with the participation of, a member of the Spanish Stock Exchanges that is an authorized broker or dealer. Transfers of Telefónica’s ordinary shares may also be subject to certain fees and expenses.
Reporting Requirements
According to Royal Decree 1362/2007 of October 19 on the disclosure of significant stakes in listed companies (“Royal Decree 1362/2007”), which was modified by Royal Decree 878/2015, the acquisition or disposition of shares of Telefónica must be reported within four trading days of the acquisition or disposition to Telefónica and the CNMV, where:
•in the case of an acquisition, the acquisition results in that person or group holding a number of voting rights in Telefónica that reaches or surpasses 3% (or 5%, 10%, 15%,

20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%) of Telefónica’s total number of voting rights; or
•in the case of a disposal, the disposition reduces the number of voting rights held by a person or group below a threshold of 3% (or 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%) of Telefónica’s total number of voting rights.
Royal Decree 1362/2007 established an approach for calculating whether these thresholds are reached, surpassed or fell short which requires adding the voting rights corresponding to shares and financial instruments. Royal Decree 814/2023 provided the definition of financial instruments which should be reported, including financial instruments having a similar economic effect as the shares of a company, whether the instruments are cash or physically settled, including convertible securities, options, forwards, futures, swaps, CFDs or any other type of instrument which grants the holder the right to acquire shares or a right to receive an equivalent cash settlement amount.
The reporting requirements referred to above apply not only to the acquisition or transfer of shares, but also when, without an acquisition or transfer of shares, the proportion of voting rights of an individual or legal entity reaches, exceeds or falls below the threshold that triggers the obligation to report as a consequence of a change in the total number of voting rights of Telefónica on the basis of the information reported to the CNMV and disclosed by it, in accordance with the Royal Decree.
Regardless of the actual ownership of the shares, any individual or legal entity with a right to acquire, transfer or exercise voting rights granted by the shares, and any individual or legal entity who owns, acquires or transfers, whether directly or indirectly, other securities or financial instruments which grant a right to acquire shares carrying voting rights (such as transferable securities, options, futures, swaps, forwards and other derivative contracts), will also have an obligation to notify the company and the CNMV of the holding of a significant stake in accordance with the above-mentioned regulations.
Stricter disclosure obligations apply if the person obligated to disclose has residency in a country considered a tax haven by the Spanish authorities, a zero-taxation country or territory or a country or territory that does not share information with the Spanish authorities, in which cases the initial threshold for disclosure is reduced to 1% (and successive multiples of 1%).
Pursuant to Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse (market abuse regulation) and repealing Directive 2003/6/EC of the European Parliament and of the Council and Commission Directives 2003/124/EC, 2003/125/EC and 2004/72/EC, (the “Market Abuse Regulation”), persons discharging managerial responsibilities, as well as persons closely associated with them, shall notify Telefónica and the CNMV of every transaction conducted on their own account relating to our shares or debt instruments or to derivatives or other financial instruments linked thereto.
According to the Market Abuse Regulation a "person discharging managerial responsibilities" means a person within an issuer, who is: (a) a member of the administrative, management or supervisory body of that entity; or (b) a senior executive who is not a member of the bodies referred to in (a), who has regular access to inside information relating directly or indirectly to that entity and power to take managerial decisions affecting the future developments and business prospects of that entity.
In addition, in accordance with Article 230 of Law 6/2023, of March 17 (Ley del Mercado de Valores y de los Servicios de Inversion, or the "LMV"), the obligation to notify the transactions will arise when, within a calendar year, the sum without netting of all transactions reaches

20,000 euros. From that first communication, persons discharging managerial responsibilities and the persons closely associated with them must notify each and every subsequent transaction.
As stated above, disclosure obligations are primarily regulated by Royal Decree 1362/2007 (as amended), by the Market Abuse Regulation and by the LMV which establish a detailed set of rules on this legal framework (including, inter alia, rules determining the persons subject to disclosure obligations, the different types of situations triggering disclosure and the corresponding exceptions, specific attribution and aggregation rules, the deadlines to notify the transactions, triggering disclosure obligations and incorporation of notices submitted to the CNMV’s public registry).
Disclosure of Net Short Positions
In accordance with Regulation (EU) No. 236/2012 of the European Parliament and of the European Council as regards the adjustment of the relevant threshold for the notification of significant net short positions in shares, as amended by the Commission Delegated Regulation (EU) 2022/27 of September 27, 2021 (which entered into force on January 31, 2022), net short positions on shares listed on the Spanish Stock Exchanges equal to, or in excess of, 0.1% (0.2% before the latest amendment) of the relevant issuer’s share capital and each 0.1% above that, are required to be disclosed to the CNMV by no later than the first trading day following the transaction. If the net short position reaches 0.5%, and also at every 0.1% above that, the CNMV will disclose the net short position to the public.
Notification is mandatory even if the same position has been already notified to the CNMV in compliance with reporting requirements previously in force in Spain.
The information to be disclosed is set out in Table 1 of Annex I of Delegated Regulation 826/2012, according to the format approved as Annex II of this Regulation. The information will be published, where appropriate, on a web page operated or supervised by the corresponding authority.
Moreover, pursuant to Regulation (EU) No. 236/2012, where the CNMV considers that (i) there are adverse events or developments that constitute a serious threat to financial stability or to market confidence (serious financial, monetary or budgetary problems, which may lead to financial instability, unusual volatility causing significant downward spirals in any financial instrument, etc.); and (ii) the measure is necessary and will not be disproportionately detrimental to the efficiency of financial markets in view of the advantages sought, it may, following consultation with the European Securities and Market Authority (“ESMA”), take any one or more of the following measures:
•impose additional notification obligations by either (a) reducing the thresholds for the notification of net short positions in relation to one or several specific financial instruments; and/or (b) requesting the parties involved in the lending of a specific financial instrument to notify any change in the fees requested for such lending; and
•restrict short selling activity by either prohibiting or imposing conditions on short selling.
In addition, according to Regulation (EU) No. 236/2012, where the price of a financial instrument has fallen significantly during a single day in relation to the closing price on the previous trading day (10% or more in the case of a liquid share), the CNMV may prohibit or restrict short selling of financial instruments for a period not exceeding the end of the trading day following the trading day on which the fall in price occurs.
Finally, Regulation (EU) No. 236/2012 also vests powers to ESMA in order to take measures similar to the ones described above in exceptional circumstances, when the purpose of these measures is to deal with a threat affecting several EU member states and the competent authorities of these member states have not taken adequate measures to address it.
Shareholder Agreements
Article 531 et seq. of the Spanish Corporate Enterprises Act require parties to disclose those shareholders’ agreements in respect of Spanish listed companies that affect the exercise of voting rights at a general shareholders’ meeting or contain restrictions or conditions on the transferability of shares or bonds that are convertible or exchangeable into shares. If any shareholders enter into such agreements with respect to Telefónica’s shares, they must disclose the execution, amendment or extension of such agreements to Telefónica and the CNMV (together with the relevant clauses of said agreements) and file such agreements with the appropriate Commercial Registry. Failure to comply with these disclosure obligations renders any such shareholders’ agreement unenforceable and constitutes a violation of the LMV.
Acquisition of Own Shares
Pursuant to Spanish corporate law, we may only repurchase our own shares within certain limits and in compliance with the following requirements:
•the repurchase must be authorized by the general shareholders’ meeting by a resolution establishing the maximum number of shares to be acquired, the minimum and maximum acquisition price and the duration of the authorization, which may not exceed five years from the date of the resolution; and
•the repurchase, including any shares already held by us or a person acting on our behalf, must not bring our net worth below the aggregate amount of our share capital and legal reserves.
For these purposes, net worth means the amount resulting from the application of the criteria used to draw up the financial statements, subtracting the amount of profits directly imputed to that net worth, and adding the amount of share capital subscribed but not called and the share capital par and issue premiums recorded in our accounts as liabilities. In addition:
•the aggregate par value of the shares directly or indirectly repurchased, together with the aggregate par value of the shares already held by us and our subsidiaries, must not exceed 10% of our share capital; and
•the shares repurchased must be fully paid and must be free of ancillary contributions (prestaciones accesorias).
Voting rights attached to treasury shares will be suspended and economic rights (e.g., the right to receive dividends and other distributions and liquidation rights), except the right to receive bonus shares, will accrue proportionately to all of our shareholders. Treasury shares are counted for the purpose of establishing the quorum for shareholders’ meetings and majority voting requirements to pass resolutions at shareholders’ meetings.
Regulation (EU) No. 596/2014 of April 16, repealing, among others, Directive 2003/6/EC of the European Parliament and the European Council of January 28, on insider dealing and market manipulation establishes rules in order to ensure the integrity of European Community financial markets and to enhance investor confidence in those markets. This regulation maintains an exemption from the market manipulation rules regarding share buyback programs by companies listed on a stock exchange in an EU Member State. Commission Regulation (EC) No. 2273/2003, of December 22, implemented the aforementioned directive with regard to exemptions for buyback programs. Article 5 of this regulation states that in order to benefit from the exemption, a buyback program must comply with certain requirements established under such regulation and the sole purpose of the buyback program must be to reduce the share capital of an issuer (in value or in number of shares) or to meet obligations arising from either of the following:
•debt financial instruments exchangeable into equity instruments; or
•employee share option programs or other allocations of shares to employees of the issuer or an associated company.
CNMV Circular 1/2017, dated April 26, on liquidity contracts entered into by issuers with financial institutions for the management of its treasury shares as amended by CNMV Circular 2/2019, dated November 27, governs the disclosure requirements for issuers and the rules of conduct to be followed by financial intermediaries when trading under a liquidity agreement for these trades to benefit from the safe harbor provided by such Circular and qualify as an accepted market practice for the purposes of market abuse regulations.
If an acquisition or series of acquisitions of shares of Telefónica reaches or exceeds or causes Telefónica’s and its affiliates’ holdings to reach or exceed 1% of Telefónica’s voting shares, Telefónica must notify its final holding of treasury stock to the CNMV. If such threshold is reached as a result of a series of acquisitions, such reporting obligation will only arise after the closing of the acquisition which, taken together with all acquisitions made since the last of any such notifications, causes the Telefónica’s and its affiliates holdings to exceed, 1% of Telefónica’s voting shares. Sales and other dispositions of Telefónica’s treasury stock will not be deducted in the calculation of such threshold. This requirement also applies if the stock is acquired by a majority-owned subsidiary of Telefónica.
Moreover, pursuant to Spanish corporate law, the audited financial statements of a company must include a reference regarding any treasury shares.
At December 31, 2024, we held 26,874,751 shares of treasury stock, representing 0.47397% of our capital stock. At December 31, 2023, we held 111,099,480 shares of treasury stock, representing 1.93201% of our capital stock. For further description about our shareholders’ return, see “Item 8. Financial Information—Dividend Information and Shareholders’ Return”.
At our annual general shareholders' meeting held on March 31, 2023, our shareholders extended their prior authorization to the Board of Directors to acquire our shares for an additional five years from the date of such meeting. The authorization also applies to companies under our control. Pursuant to the authorization, the aggregate nominal value of our shares held by us or any of our subsidiaries cannot exceed the limit established by applicable laws (which is, as of the date of this Annual Report, 10% of our outstanding capital)
Change of Control Provisions
Certain antitrust regulations may delay, defer or prevent a change of control of Telefónica or any of its subsidiaries in the event of a merger, acquisition or corporate restructuring. In Spain, the application of both Spanish and European antitrust regulations requires that prior notice of domestic or cross-border merger transactions be given in order to obtain a “non-opposition” ruling from antitrust authorities.
Tender Offers
Tender offers are governed in Spain by the Spanish Securities Markets Act (as amended by Law 6/2007 of April 12, and the LMV) and Royal Decree 1066/2007, of July 27, which have implemented Directive 2004/25/EC of the European Parliament and of the European Council of April 21. Tender offers in Spain may qualify as either mandatory or voluntary offers.
Mandatory public tender offers must be launched for all the shares of the target company or other securities that might directly or indirectly give the right to subscription thereto or acquisition thereof (including convertible and exchangeable bonds) at an equitable price and not subject to any conditions when any person acquires control of a Spanish company listed on the Spanish Stock Exchanges, whether such control is obtained:
•by means of the acquisition of shares or other securities that directly or indirectly give voting rights in such company;
•through agreements with shareholders or other holders of said securities; or
•as a result of other situations of equivalent effect as provided in the regulations (i.e., indirect control acquired through mergers, share capital decreases, target’s treasury stock variations or securities exchange or conversion, etc.).
A person is deemed to have obtained the control of a target company, individually or jointly with concerted parties, whenever:
•it acquires, directly or indirectly, a percentage of voting rights equal to or greater than 30%; or
•it has acquired a percentage of less than 30% of the voting rights and appoints, in the 24 months following the date of acquisition of said percentage, a number of directors that, together with those already appointed, if any, represent more than one-half of the members of the target company’s board of directors. Regulations also set forth certain situations where directors are deemed to have been appointed by the bidder or persons acting in concert therewith unless evidence to the contrary is provided.
Notwithstanding the above, Spanish regulations establish certain exceptional situations where control is obtained but no mandatory tender offer is required, including, among others:
•subject to the CNMV’s approval,
–     acquisitions or other transactions resulting from the conversion or capitalization of credits into shares of listed companies, the financial feasibility of which is subject to serious and imminent danger, even if the company is not undergoing bankruptcy proceedings, provided that such transactions are intended to ensure the company’s financial recovery in the long term; or
–     in the event of a merger, provided that those acquiring control did not vote in favor of the merger at the relevant general shareholders’ meeting of the offeree company and provided also that it can be shown that the primary purpose of the transaction is not the takeover but an industrial or corporate purpose; and

•when control has been obtained after a voluntary bid for all of the securities, if either the bid has been made at an equitable price or has been accepted by holders of securities representing at least 50% of the voting rights to which the bid was directed.
For the purposes of calculating the percentages of voting rights acquired, the regulations establish the following rules:
•percentages of voting rights corresponding to (i) companies belonging to the same group of the bidder; (ii) members of the board of directors of the bidder or of companies of its group; (iii) persons acting for the account of or in concert with the bidder (a concert party shall be deemed to exist when two or more persons collaborate under an agreement, be it express or implied, oral or written, in order to obtain control of the offeree company); (iv) voting rights exercised freely and over an extended period by the bidder under proxy granted by the actual holders or owners of such rights in the absence of specific instructions with respect thereto; and (v) shares held by a nominee, such nominee being understood as a third party whom the bidder totally or partially covers against the risks inherent in acquisitions or transfers of the shares or the possession thereof, will be deemed to be held by the bidder (including the voting rights attaching to shares that constitute the underlying asset or the subject matter of financial contracts or swaps when such contracts or swaps cover, in whole or in part, against the risks inherent in ownership of the securities and have, as a result, an effect similar to that of holding shares through a nominee);
•both the voting rights arising from the ownership of shares and those enjoyed under a usufruct or pledge or upon any other title of a contractual nature will be counted towards establishing the number of voting rights held;
•the percentage of voting rights shall be calculated based on the entire number of shares carrying voting rights, even if the exercise of such rights has been suspended; voting rights attached to treasury shares shall be excluded; and non-voting shares shall be taken into consideration only when they carry voting rights pursuant to applicable law; and
•acquisitions of securities or other financial instruments giving the right to the subscription, conversion, exchange or acquisition of shares which carry voting rights will not result in the obligation to launch a tender offer either until such subscription, conversion, exchange or acquisition occurs.
Notwithstanding the foregoing, upon the terms established in the regulations, the CNMV will conditionally dispense with the obligation to launch a mandatory bid when another person or entity, individually or jointly in concert, directly or indirectly holds an equal or greater voting percentage than the potential bidder in the target company.
The price of the mandatory tender offer is deemed equitable when it is at least equal to the highest price paid or agreed by the bidder or by any person acting in concert therewith for the same securities during the 12 months prior to the announcement of the tender offer. When the mandatory tender offer must be made without the bidder having previously acquired the shares over the above-mentioned 12-month period, the equitable price shall not be less than the price calculated in accordance with other rules set forth in the regulations. In any case, the CNMV may change the price so calculated in certain circumstances (extraordinary events affecting the price, evidence of market manipulation, etc.).

Mandatory offers must be launched within one month from the acquisition of the control of the target company.
Voluntary tender offers may be launched when a mandatory offer is not required. Voluntary offers are subject to the same rules established for mandatory offers except for the following:
•they may be subject to certain conditions (such as amendments to the bylaws or adoption of certain resolutions by the target company, acceptance of the offer by a minimum number of securities, approval of the offer by the shareholders’ meeting of the bidder and any other deemed by the CNMV to be in accordance with law), provided that such conditions can be met before the end of the acceptance period of the offer; and
•they may be launched at any price, regardless of whether it is lower than the above-mentioned “equitable price”. However, if they are not launched at an equitable price and if the tender offer shares representing at least 50% of the voting rights are tendered in the offer (excluding voting rights already held by the bidder and those belonging to shareholders who entered into an agreement with the bidder regarding the tender offer), the bidder may become obliged to launch a mandatory tender offer.
In any case, by virtue of an amendment to Law 24/1988 operated by Law 1/2012, of June 22, the price in a voluntary tender offer must be the higher of (i) the equitable price and (ii) the price resulting from an independent valuation report, and must at least consist of cash as an alternative if certain circumstances have occurred during the two years prior to the announcement of the offer (basically, the trading price for the shares being affected by price manipulation practices, market or share prices being affected by natural disasters, force majeure, or other exceptional events, or the target company being subject to expropriation or confiscation resulting in a significant impairment of the company’s real value).
Spanish regulations on tender offers set forth further provisions, including:
•subject to shareholder approval within 18 months from the date of announcement of the tender offer, the board of directors of a target company will be exempt from the rule prohibiting frustrating action against a foreign bidder whose board of directors is not subject to an equivalent passivity rule;
•defensive measures included in a listed company’s bylaws and transfer and voting restrictions included in agreements among a listed company’s shareholders will remain in place whenever the company is the target of a tender offer, unless the shareholders resolve otherwise (in which case any shareholders whose rights are diluted or otherwise adversely affected will be entitled to compensation at the target company’s expense); and
•squeeze-out and sell-out rights will apply provided that following a tender offer for all the target’s share capital, the bidder holds securities representing at least 90% of the target company’s voting capital and the tender offer has been accepted by the holders of securities representing at least 90% of the voting rights other than those held by or attributable to the bidder previously to the offer.

Payment of Taxes
Holders of ordinary shares will be responsible for any taxes or other governmental charges payable on their ordinary shares, including any taxes payable on transfer. The paying agent or the transfer agent, as the case may be, may, and upon instruction from Telefónica, will:
•refuse to effect any registration of transfer of such ordinary shares or any split-up or combination thereof until such payment is made; or
•withhold or deduct from any distributions on such ordinary shares or sell for the account of the holder thereof any part or all of such ordinary shares (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its reasonable expenses incurred in connection therewith, the net proceeds of any such sale to payment of such tax or other governmental charge. The holder of such ordinary shares will remain liable for any deficiency.
Dividends
Shareholders vote on final dividend distributions at the shareholders’ meeting. Distributable profits are equal to:
•net profits for the year; plus

•profits carried forward from previous years; plus
•distributable reserves; minus
•losses carried forward from previous years; minus
•amounts allocated to reserves as required by law or by our bylaws.
The amount of distributable profits is based on our unconsolidated financial statements prepared in accordance with Spanish GAAP, which differ from the Consolidated Financial Statements prepared in accordance with IFRS (as defined below) included elsewhere in this Annual Report.
The Board of Directors can approve interim dividend payments without a prior shareholder vote on the issue. However, under those circumstances, the dividend is limited to distributable net profits of the current year and is subject to certain legal requirements.
Unclaimed dividends revert to us five years from their date of payment.
Registration and transfers
Our shares are in registered book-entry form. Transfers executed through stock exchange systems are implemented pursuant to the stock exchange clearing and settlement procedures carried out by the Spanish clearing institution. Transfers executed outside of stock exchange systems, that is, over the counter, are implemented pursuant to the general legal regime for book-entry transfer, including registration by the Spanish clearing institution.
There are no restrictions with respect to the transfer of our shares.

Liquidation rights
Under Spanish law, upon our liquidation, the shareholders would be entitled to receive, on a pro rata basis, any assets remaining after the payment of our debts and taxes and liquidation expenses.
2.DESCRIPTION OF OUR AMERICAN DEPOSITARY SHARES
The Depositary of our American Depositary Receipt (each, an “ADR” or a “Receipt”) program is Citibank, N.A. (the “Depositary”), and the address of its principal executive office is 388 Greenwich Street, 6th Floor, New York, New York 10013. ADRs are certificates issued by the Depositary to evidence the American Depositary Shares (each, an “ADS”) issued under the terms of the Deposit Agreement (as defined below). Our ADSs are listed on the New York Stock Exchange under the symbol “TEF.” Each ADS represents the right to receive one ordinary share of the Company with a nominal value of 1.00 euro each (each, a “Share”).
The Depositary has issued ADSs in form of certificated ADSs or uncertificated ADSs pursuant to the Deposit Agreement of the Company (formerly Telefónica de España, S.A.) and Citibank, N.A., as depositary, and holders of ADRs (filed as Exhibit 99.(a)(v) to the Registration Statement on Form F-6 filed on May 22, 2012, Registration No. 333-181584) (the “Original Deposit Agreement”), as amended by Amendment No. 1 to Deposit Agreement of the Company and Citibank, N.A., as depositary, and holders of ADRs (filed as Exhibit 99.(a)(iv) to the Registration Statement on Form F-6 filed on May 22, 2012, Registration No. 333-181584) (“Amendment No. 1”), as further amended by Amendment No. 2 to Deposit Agreement of the Company and Citibank, N.A., as depositary, and holders of ADRs (filed as Exhibit 99.(a)(iii) to the Registration Statement on Form F-6 filed on May 22, 2012, Registration No. 333-181584) (“Amendment No. 2”) and as further amended by Amendment No. 3 to Deposit Agreement of the Company and Citibank, N.A., as depositary, and holders of ADRs (filed as Exhibit 99.(a)(ii) to the Registration Statement on Form F-6 filed on May 22, 2012, Registration No. 333-181584) (“Amendment No. 3” and, the Original Deposit Agreement, as amended by Amendment No. 1, Amendment No. 2 and Amendment No 3, the “Deposit Agreement”).
For the purposes of the description below, capitalized terms shall have the following meanings:
“Custodian” means the agent or agents of the Depositary (singly or collectively, as the context requires) appointed by it to act as Custodian for the purposes of the Deposit Agreement;
“Delivery” means, with respect to any security, either (i) the recording of transfer of such security by the entity or entities required or empowered by Spanish law or (ii) in the case of securities not subject to transfer by recordation, the delivery of a physical certificate representing such security;
“Deposited Securities” means all Shares deposited under the Deposit Agreement and any and all other Shares, securities, property and cash received at any time by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash at such time held hereunder; and
“Holder” means the person or persons in whose name an ADR is registered on the register maintained by the Depositary for such purpose.
Voting of Deposited Securities
As soon as practicable after receipt of notice of any meeting or solicitations of consents or proxies of Holders of Shares or other Deposited Securities, the Depositary shall, except in the case of Deposited Securities represented by Peruvian ADSs (as defined in the Deposit

Agreement), the delivery of voting instructions in respect of which shall be determined in accordance with the terms of the Deposit Agreement, mail to the Holders a notice containing (a) such information as is contained in such notice, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to the provisions of or governing Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holders’ Receipts, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the last sentence of this paragraph if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Board of Directors of the Company. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Board of Directors of the Company to vote) the Deposited Securities represented by the ADSs evidenced by such Holder's Receipts in accordance with any instructions set forth in such request. The Depositary shall not itself exercise any voting discretion over any Deposited Securities. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the ADSs evidenced by such Holder's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Board of Directors of the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Board of Directors of the Company to vote such Deposited Securities; provided that (i) no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Board of Directors of the Company informs the Depositary (and the Board of Directors of the Company agrees to provide such information promptly in writing) that (x) the Board of Directors of the Company does not wish such proxy given, (y) substantial opposition exists or (z) materially affects the rights of holders of Shares, and (ii) such discretionary proxy shall be given only if such notice to Holders indicated, to the extent practicable, the manner in which such designated person will vote such proxy.
Cash Distributions
Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, after any necessary conversion of such distribution into U.S. dollars and after fixing a record date in respect thereof, promptly distribute the amount thus received to the Holders on such record date, in proportion to the number of ADSs representing the right to receive such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of such Deposited Securities being not entitled, by reason of date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) withheld or requested to be withheld by the Company, the Custodian or the Depositary from any such distribution on account of taxes or other governmental charges, or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars. The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest therein) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.

Share Distributions
If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, or if the Company so requests, the Depositary shall distribute to the Holders on a record date fixed, in proportion to the number of ADSs representing the right to receive such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of ADSs representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional ADSs in the case of any such distribution, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds of such sale to the Holders entitled thereto as in the case of a distribution received in cash. If additional Receipts are not so distributed, each ADS shall thenceforth also represent the right to receive its proportionate interest in the additional Shares so distributed upon such Deposited Securities. The Depositary may withhold any distribution of Receipts to Holders having an address in the United States until the Company furnishes to the Depositary (a) evidence that a registration statement under the Securities Act of 1933 covering such Receipts and related Shares is in effect or (b) an opinion of counsel for the Company in the United States satisfactory to the Depositary to the effect that such distribution does not require registration under the Securities Act of 1933; provided that the Company shall not be obliged to so register, furnish such evidence or furnish such opinion.
Rights Distributions
If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders or in disposing of such rights and distributing the net proceeds thereof as in the case of a distribution received in cash; provided that the Depositary shall, if requested by the Company, take action as follows: (a) if at the time of the offering of any such rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute such warrants or other instruments therefore in such form as it may determine to the Holders on a record date fixed, in proportion to the number of ADSs representing such Deposited Securities held by each of them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or (b) if at the time of any such offering of any such rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall sell such rights or such warrants or other instruments on a stock exchange on which such rights are listed or over-the-counter market on which such rights are traded (or, with the written approval of the Company, at private sale), at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for account of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto to the extent practicable as in the case of a distribution received in cash. The Depositary will not offer such rights to Holders having an address in the United States, unless the Company furnishes to the Depositary (x) evidence that a registration statement under the Securities Act of 1933 covering such offering is in effect or (y) an opinion of counsel for the Company in the United States satisfactory to the Depositary to the effect that such offering does not require registration under the Securities Act of 1933; provided that (i) if such rights are not offered to the Holders, the Depositary shall sell such rights and distribute the proceeds of such sale as specified in clause (b) above and (ii) the Company shall not be obligated to so register, furnish such evidence or furnish such opinion. The Holders alone shall be responsible for payment of any taxes or other governmental charges due as a result of sales or transfers.
Other Distributions
Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, subject to the Deposit Agreement, the Depositary shall cause such securities or property to be distributed to the Holders on a record date fixed, in proportion to the number of ADSs representing such Deposited Securities held by each of them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any tax withholding or securities laws requirement) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale in any manner that may be commercially reasonable) of the securities or property thus received, or any part thereof, and the distribution by the Depositary to the Holders entitled thereto of the net proceeds of any such sale as in the case of a distribution received in cash; provided further that if any securities to be sold pursuant to a rights distribution are listed on a stock exchange or are traded on an over-the-counter market, such securities shall be sold on such a stock exchange or over-the-counter market. The Holders alone shall be responsible for payment of any taxes or other governmental charges due as a result of sales or transfers.
Notices and Reports to Holders
On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, the Company shall transmit to the Custodian a written English language version of the notice hereof in the form given or to be given, by publication or otherwise, to holders of Shares or other Deposited Securities. Except in the case of Peruvian ADSs, as further described in the Deposit Agreement, the Depositary will, at the Company’s expense, arrange for the prompt transmittal by the Custodian to the Depositary of such notices and of English language versions of any reports and other communications that are made generally available by the Company to holders of its Shares or other Deposited Securities and arrange for the mailing, at the Company’s expense, of copies thereof to all Holders, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement. The Company has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy in English of such provisions as so amended or changed. The Depositary may rely upon such copy for all purposes of the Deposit Agreement. The Depositary will, at the expense of the Company, make such copy and such notices, reports and other communications available for inspection by Holders at the Depositary’s Office, at the office of the Custodian and at any other designated transfer offices.

Changes affecting Deposited Securities
Upon any change in nominal value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement, or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement, and the Receipts shall thenceforth evidence ADSs representing the right to receive the Deposited Securities including the securities so received to the extent additional Receipts are not delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.
Amendment of the Deposit Agreement
The Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect. Any amendment that shall impose or increase any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs and expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of one month after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of one month after such notice shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefore the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.
Termination of the Deposit Agreement
The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by giving notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement, upon the notice set forth in the preceding sentence, at any time after 90 days after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in the Deposit Agreement before the end of such 90 days. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under the Deposit Agreement, except to advise Holders of such termination, to receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash as provided in the Deposit Agreement) and to deliver Deposited Securities in exchange for Receipts surrendered to the Depositary. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and may thereafter (so long as it may lawfully do so) hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Receipts and the Deposit Agreement, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents as further described in the Deposit Agreement.
Rights that holders of ADRs have to inspect the books of the Depositary and the list of Receipt Holders
The Depositary shall keep at its transfer office a register for the registration of Receipts and transfers of Receipts that at all reasonable times shall be open for inspection by the Holders and the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts. The Depositary may close the register at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder and shall close the register when so requested by the Company, provided that the register shall be open at all reasonable times for inspection by the Company.
Withdrawal of Deposited Securities
Upon surrender of a Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary), at the Depositary’s Office or at such other offices as it may designate, together with the Holder's written instructions directing the Depositary to cause the Deposited Securities the right to receive which is represented by the ADSs evidenced by such Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such instructions, the Depositary shall request the execution of new Transfer Documents to or upon the written order of the person or persons designated in such instructions ("New Transfer Documents"), and shall direct the Custodian to make Delivery without unreasonable delay, subject to the Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such instructions, of the Deposited Securities at the time represented by the ADSs evidenced by such Receipt, together with the New Transfer Documents, and the Custodian shall so make Delivery of such Deposited Securities and delivery of such New Transfer Documents at the office of the Custodian or at the Depositary’s Office, as the Holder requests, except that the Depositary may, in its discretion, at the request, risk and expense of the Holder make Delivery of such Deposited Securities and delivery of such New Transfer Documents, without unreasonable delay to such person or persons at any other place requested by the Holder in such instructions. The holder shall specify whether Delivery of Deposited Securities should be effected through (i) the recording of the transfer of such security by the entity or entities duly approved by Spanish law or (ii) the delivery of a physical certificate representing such Deposited Securities. Instructions of the Holder shall be given by letter or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission. Notwithstanding any provision of the Deposit Agreement or the receipts, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction IA(1) to Form F-6 under the Securities Act of 1933.
Limitations on execution and delivery and transfer of Receipts and withdrawal of Deposited Securities
As a condition precedent to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution therein or the withdrawal of any Deposited Securities, the Depositary or the Custodian may, and upon instructions of the

Company shall, require of the Holder, the presentor of the Receipt or the depositor of Shares: (a) payment of a sum sufficient to pay or reimburse any of them for payment of any of the following (unless payable by the Company as set forth in the Deposit Agreement): (i) any stock transfer or other tax (including, but not limited to, any Spanish income tax) or other governmental charge with respect thereto, (ii) any stock transfer or registration fees for the registration of Shares or other Deposited Securities upon any applicable register or brokerage fees applied by the Spanish stock exchanges or the relevant member of such stock exchanges acting as a broker-dealer or any other person authorized under Spanish law to act in a similar capacity and (iii) any charges of the Depositary upon delivery of Receipts against deposits or Shares and upon withdrawal of Deposited Securities against surrender of Receipts set forth in the Deposited Agreement; (b) the production of proof satisfactory to either the Depositary or the Custodian, as the case may be, as to the identity and genuineness of any signature and as to any other matter contemplated under the Deposit Agreement; (c) delivery of any forms required by Spanish law or custom in connection with Delivery of Deposited Securities or with the execution or delivery of transfer Documents; and (d) compliance with such reasonable regulations, requirements or conditions, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or the withdrawal of Deposited Securities may be suspended, in particular instances or generally, when the Receipt register or any register for Shares or other Deposited Securities is closed, or at any time or from time to time when any such action is deemed necessary or advisable by the Depositary or the Company for any reason, including without limitation any requirement of law or of any government or governmental body or commission, any provision of the Deposit Agreement or the provisions of or governing Deposited Securities, any meeting of shareholders or any payment of dividends. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws in the United States. The Depositary may issue Receipts against rights to receive Shares from the Company or any registrar, transfer agent, clearing agency or other entity recording Share ownership or transactions. The Depositary may issue Receipts against other rights to receive Shares (a "pre-release") only if (x) such Receipts are fully collateralized (marked to market daily) with cash or U.S. government securities until such Shares are deposited, (y) the applicant for such Receipts represents in writing that it owns such Shares, has assigned all beneficial right, title and interest in such Shares to the Depositary and shall not dispose of such Shares other than in satisfaction of the pre-release (no other evidence of ownership is required or time of delivery specified) and (z) all such Receipts represent not more than 20% of Shares actually deposited. Such collateral, but not the earnings thereon, shall be held for the benefit of Holders. The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights including without limitation earnings on the collateral securing such other rights.
Obligations Limited
The Company assumes no obligation and shall be subject to no liability under the Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence or bad faith. Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence or bad faith. Without limitation of the preceding sentence, none of the Depositary, its agents or the Company shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding on behalf of the Holders in respect of any Deposited Securities or the Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. Each of the Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts; provided that the only obligation of the Company to the Depositary or its agents with respect to such activities shall be those owed to holders of such securities generally. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.
3.DESCRIPTION OF DEBT SECURITIES
3.1    Debt securities issued by Telefónica Emisiones, S.A.U.
This section describes the following debt securities issued by Telefónica Emisiones, S.A.U. (the “Issuer”) and guaranteed by Telefónica (the “Guarantor”) (together, the “Shelf Notes”).
The following summary of the Shelf Notes, the Guarantee (as defined below) and the relevant indenture does not purport to be complete and is subject, and is qualified in its entirety by reference, to all of the provisions of the Shelf Notes, the Guarantee and the relevant indenture, as applicable, including the definitions of the terms provided therein. Upon request, holders of Shelf Notes may obtain a copy of the public deed of issuance and the relevant indenture from the Trustee (as defined below).
Fixed Rate Senior Notes Due 2027
NOTES
$1,249,589,000 aggregate outstanding principal amount of fixed rate senior notes due 2027 (for purposes of this summary description, the “notes”).
CUSIP: 87938W AT0
ISIN: US87938WAT09
NYSE trading symbol: TEF/27
For purposes of this summary description, the term “indenture” means the Indenture dated May 22, 2012, among the Issuer, the Guarantor and the Trustee, as supplemented by the Fourth Supplemental Indenture dated as of March 8, 2017, among the Issuer, the Guarantor and the Trustee.

FORM AND DENOMINATION
The notes were issued in registered form in denominations of $1,000.
INTEREST
The notes bear interest at 4.103% per year, payable on March 8 and September 8 of each year.
Interest on the notes is computed on the basis of a 360-day year of twelve 30-day months.
MATURITY: March 8, 2027.
REDEMPTION
- Early redemption for taxation reasons:
If, in relation to the notes, (i) as a result of any change in the laws or regulations of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, or in the administrative interpretation or administration of any such laws or regulations which becomes effective on or after the date of issuance of the notes, (x) the Issuer or the Guarantor, as the case may be, are or would be required to pay any Additional Amounts (as provided for in the indenture) or (y) the Guarantor is or would be required to deduct or withhold tax on any payment to the Issuer to enable it to make any payment of principal, premium, if any, or interest on the notes, provided that such payment cannot, with reasonable effort by the Guarantor, be structured to avoid such deduction or withholding, and (ii) such circumstances are evidenced by the delivery by the Issuer or the Guarantor, as the case may be, to the Trustee of a certificate signed by an authorized officer or director of the Issuer or the Guarantor, as the case may be, stating that such circumstances prevail and describing the facts leading to such circumstances, together with an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail, the Issuer or the Guarantor, as the case may be, may, at their respective election and having given not less than 30 nor more than 60 days’ notice (ending on a day upon which interest is payable) to the holders in accordance with the terms described under the indenture, redeem all of the outstanding notes at a redemption price equal to their principal amount, together with accrued and unpaid interest, if any, thereon to but excluding the redemption date. No such notice of redemption may be given earlier than 150 days prior to the date on which the Issuer or the Guarantor would be obligated to pay such Additional Amounts (as provided for in the indenture) were a payment in respect of the notes then due.
- Optional redemption:
The Issuer may, at its election and having given not less than 30 nor more than 60 days’ notice to the holders of the notes in accordance with the terms described under the indenture, redeem from time to time all or a portion of the outstanding notes at a redemption price which will be equal to the greater of (i) 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date of such notes; and (ii) as determined by an independent investment banking institution of national standing appointed by the Issuer and the Guarantor, the sum of the present values of the remaining scheduled payments of principal thereof and interest thereon (exclusive of interest accrued thereon to the redemption date) discounted to the redemption date of notes being redeemed on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, plus accrued and unpaid interest on the principal amount of such notes being redeemed to, but excluding, the redemption date of such notes being redeemed.
A “Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or the city of Madrid, Spain are authorized or required by law or executive order to close.
“Comparable Treasury Issue” means the United States Treasury security selected by the independent investment banking institution of national standing appointed by the Issuer and the Guarantor as having a maturity comparable to the remaining term (“Remaining Life”) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes being redeemed.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the independent investment banking institution of national standing appointed by the Issuer and the Guarantor obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations or, if only one such quotation is obtained, such quotation.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the independent investment banking institution of national standing appointed by the Issuer and the Guarantor, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to such independent investment banking institution by such Reference Treasury Dealer at 5.00 p.m. on the third New York Business Day preceding such redemption date.
“Reference Treasury Dealer” means each of (1) Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P.Morgan Securities LLC, Mizuho Securities USA Inc. and their affiliates or their respective successors, provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer and the Guarantor will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Issuer and the Guarantor.
“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the redemption date to the maturity date of such notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated by the independent investment banking institution of national standing appointed by the Issuer and the Guarantor on the third New York Business Day preceding the redemption date.
Fixed Rate Guaranteed Senior Notes Due 2036
NOTES
$2,000,000,000 aggregate principal amount of fixed rate senior notes due 2036 (for purposes of this summary description, the “notes”).
CUSIP: 87938W AC7
ISIN: US87938WAC73
NYSE trading symbol: TEF/36
For purposes of this summary description, the term “indenture” means the Indenture dated June 20, 2006, among the Issuer, the Guarantor and JPMorgan Chase Bank, N.A. (succeeded by the Trustee), as supplemented by the Fourth Supplemental Indenture dated as of June 20, 2006, among the Issuer, the Guarantor and JPMorgan Chase Bank, N.A. (succeeded by the Trustee).
FORM AND DENOMINATION
The notes were issued in registered form in denominations of $1,000.
INTEREST
The notes bear interest at 7.045% per year, payable on June 20 and December 20 of each year.
Interest on the notes is computed on the basis of a 360-day year of twelve 30-day months.
MATURITY: June 20, 2036.
REDEMPTION
- Early redemption for taxation reasons:
If, in relation to the notes, (i) as a result of any change in the laws or regulations of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, or in the administrative interpretation or administration of any such laws or regulations which becomes effective on or after the date of issuance of the notes, (x) the Issuer or the Guarantor, as the case may be, are or would be required to pay any Additional Amounts (as provided for in the indenture) or (y) the Guarantor is or would be required to deduct or withhold tax on any payment to the Issuer to enable it to make any payment of principal, premium, if any, or interest on the notes, provided that such payment cannot, with reasonable effort by the Guarantor, be structured to avoid such deduction or withholding, and (ii) such circumstances are evidenced by the delivery by the Issuer or the Guarantor, as the case may be, to the Trustee of a certificate signed by an authorized officer or director of the Issuer or the Guarantor, as the case may be, stating that such circumstances prevail and describing the facts leading to such circumstances, together with an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail, the Issuer or the Guarantor, as the case may be, may, at their respective election and having given not less than 30 nor more than 60 days’ notice (ending on a day upon which interest is payable) to the holders in accordance with the terms described under the indenture, redeem all of the outstanding notes at a redemption price equal to their principal amount, together with accrued and unpaid interest, if any, thereon to but excluding the redemption date. No such notice of redemption may be given earlier than 150 days prior to the date on which the Issuer or the Guarantor would be obligated to pay such Additional Amounts (as provided for in the indenture) were a payment in respect of the notes then due.
- Optional redemption:
The Issuer may, at its election and having given not less than 30 nor more than 60 days’ notice to the holders of the notes in accordance with the terms described under the indenture, redeem from time to time all or a portion of the outstanding notes at a redemption price which will be equal to the greater of (i) 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date of such notes; and (ii) as determined by an independent investment banking institution of national standing appointed by the Issuer and the Guarantor, the sum of the present values of the remaining scheduled payments of principal thereof and interest thereon (exclusive of interest accrued thereon to the redemption date) discounted to the redemption date of notes being redeemed on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus accrued and unpaid interest on the principal amount of such notes being redeemed to, but excluding, the redemption date of such notes being redeemed.
A “Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or the city of Madrid, Spain are authorized or required by law or executive order to close.
“Comparable Treasury Issue” means the United States Treasury security selected by the independent investment banking institution of national standing appointed by the Issuer and the Guarantor as having a maturity comparable to the remaining term (“Remaining Life”) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes being redeemed.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the independent investment banking institution of national standing appointed by the Issuer and the Guarantor obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations or, if only one such quotation is obtained, such quotation.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the independent investment banking institution of national standing appointed by the Issuer and the Guarantor, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to such independent investment banking institution by such Reference Treasury Dealer at 5.00 p.m. on the third New York Business Day preceding such redemption date.

“Reference Treasury Dealer” means each of (1) Lehman Brothers Inc. and its successors, provided that if the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer and the Guarantor will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Issuer and the Guarantor.
“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the redemption date to the maturity date of such notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated by the independent investment banking institution of national standing appointed by the Issuer and the Guarantor on the third New York Business Day preceding the redemption date.
Fixed Rate Senior Notes Due 2038
NOTES
$500,403,000 aggregate outstanding principal amount of fixed rate senior notes due 2038 (for purposes of this summary description, the “notes”).
CUSIP: 87938W AV5
ISIN: US87938WAV54
NYSE trading symbol: TEF/38
For purposes of this summary description, the term “indenture” means the Indenture dated May 22, 2012, among the Issuer, the Guarantor and the Trustee, as supplemented by the Sixth Supplemental Indenture dated as of March 6, 2018, among the Issuer, the Guarantor and the Trustee.
FORM AND DENOMINATION
The notes were issued in registered form in denominations of $1,000.
INTEREST
The notes bear interest at 4.665% per year, payable on March 6 and September 6 of each year.
Interest on the notes is computed on the basis of a 360-day year of twelve 30-day months.

MATURITY: March 6, 2038.
REDEMPTION
- Early redemption for taxation reasons:
If, in relation to the notes, (i) as a result of any change in the laws or regulations of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, or in the administrative interpretation or administration of any such laws or regulations which becomes effective on or after the date of issuance of the notes, (x) the Issuer or the Guarantor, as the case may be, are or would be required to pay any Additional Amounts (as provided for in the indenture) or (y) the Guarantor is or would be required to deduct or withhold tax on any payment to the Issuer to enable it to make any payment of principal, premium, if any, or interest on the notes, provided that such payment cannot, with reasonable effort by the Guarantor, be structured to avoid such deduction or withholding, and (ii) such circumstances are evidenced by the delivery by the Issuer or the Guarantor, as the case may be, to the Trustee of a certificate signed by an authorized officer or director of the Issuer or the Guarantor, as the case may be, stating that such circumstances prevail and describing the facts leading to such circumstances, together with an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail, the Issuer or the Guarantor, as the case may be, may, at their respective election and having given not less than 30 nor more than 60 days’ notice (ending on a day upon which interest is payable) to the holders in accordance with the terms described under the indenture, redeem all of the outstanding notes at a redemption price equal to their principal amount, together with accrued and unpaid interest, if any, thereon to but excluding the redemption date. No such notice of redemption may be given earlier than 150 days prior to the date on which the Issuer or the Guarantor would be obligated to pay such Additional Amounts (as provided for in the indenture) were a payment in respect of the notes then due.
- Optional redemption:
The Issuer may, at its election and having given not less than 30 nor more than 60 days’ notice to the holders of the notes in accordance with the terms described under the indenture, redeem from time to time all or a portion of the outstanding notes at a redemption price which will be equal to the greater of (i) 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date of such notes; and (ii) as determined by an independent investment banking institution of national standing appointed by the Issuer and the Guarantor, the sum of the present values of the remaining scheduled payments of principal thereof and interest thereon (exclusive of interest accrued thereon to the redemption date) discounted to the redemption date of notes being redeemed on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued and unpaid interest on the principal amount of such notes being redeemed to, but excluding, the redemption date of such notes being redeemed.
A “Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or the city of Madrid, Spain are authorized or required by law or executive order to close.
“Comparable Treasury Issue” means the United States Treasury security selected by the independent investment banking institution of national standing appointed by the Issuer and the Guarantor as having a maturity comparable to the remaining term (“Remaining Life”) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes being redeemed.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the independent investment banking institution of national standing appointed by the Issuer and the Guarantor obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations or, if only one such quotation is obtained, such quotation.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the independent investment banking institution of national standing appointed by the Issuer and the Guarantor, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to such independent investment banking institution by such Reference Treasury Dealer at 5.00 p.m. on the third New York Business Day preceding such redemption date.
“Reference Treasury Dealer” means each of (1) Barclays Capital Inc, Goldman, Sachs & Co. LLC, J.P.Morgan Securities LLC. Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective affiliates or their respective successors, provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer and the Guarantor will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Issuer and the Guarantor.
“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the redemption date to the maturity date of such notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated by the independent investment banking institution of national standing appointed by the Issuer and the Guarantor on the third New York Business Day preceding the redemption date.
Fixed Rate Senior Notes Due 2047
NOTES

$2,500,000,000 aggregate principal amount of fixed rate senior notes due 2047 (for purposes of this summary description, the “notes”).
CUSIP: 87938W AU7
ISIN: US87938WAU71
NYSE trading symbol: TEF/47
For purposes of this summary description, the term “indenture” means the Indenture dated May 22, 2012, among the Issuer, the Guarantor and the Trustee, as supplemented by the Fifth Supplemental Indenture dated as of March 8, 2017, among the Issuer, the Guarantor and the Trustee.
FORM AND DENOMINATION
The notes were issued in registered form in denominations of $1,000.
INTEREST
The notes bear interest at 5.213% per year, payable on March 8 and September 8 of each year.
Interest on the notes is computed on the basis of a 360-day year of twelve 30-day months.
MATURITY: March 8, 2047.
REDEMPTION
- Early redemption for taxation reasons:
If, in relation to the notes, (i) as a result of any change in the laws or regulations of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, or in the administrative interpretation or administration of any such laws or regulations which becomes effective on or after the date of issuance of the notes, (x) the Issuer or the Guarantor, as the case may be, are or would be required to pay any Additional Amounts (as provided for in the indenture) or (y) the Guarantor is or would be required to deduct or withhold tax on any payment to the Issuer to enable it to make any payment of principal, premium, if any, or interest on the notes, provided that such payment cannot, with reasonable effort by the Guarantor, be structured to avoid such deduction or withholding, and (ii) such circumstances are evidenced by the delivery by the Issuer or the Guarantor, as the case may be, to the Trustee of a certificate signed by an authorized officer or director of the Issuer or the Guarantor, as the case may be, stating that such circumstances prevail and describing the facts leading to such circumstances, together with an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail, the Issuer or the Guarantor, as the case may be, may, at their respective election and having given not less than 30 nor more than 60 days’ notice (ending on a day upon which interest is payable) to the holders in accordance with the terms described under the indenture, redeem all of the outstanding notes at a redemption price equal to their principal amount, together with accrued and unpaid interest, if any, thereon to but excluding the redemption date. No such notice of redemption may be given earlier than 150 days prior to the date on which the Issuer or the Guarantor would be obligated to pay such Additional Amounts (as provided for in the indenture) were a payment in respect of the notes then due.
- Optional redemption:

The Issuer may, at its election and having given not less than 30 nor more than 60 days’ notice to the holders of the notes in accordance with the terms described under the indenture, redeem from time to time all or a portion of the outstanding notes at a redemption price which will be equal to the greater of (i) 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date of such notes; and (ii) as determined by an independent investment banking institution of national standing appointed by the Issuer and the Guarantor, the sum of the present values of the remaining scheduled payments of principal thereof and interest thereon (exclusive of interest accrued thereon to the redemption date) discounted to the redemption date of notes being redeemed on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, plus accrued and unpaid interest on the principal amount of such notes being redeemed to, but excluding, the redemption date of such notes being redeemed.
A “Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or the city of Madrid, Spain are authorized or required by law or executive order to close.
“Comparable Treasury Issue” means the United States Treasury security selected by the independent investment banking institution of national standing appointed by the Issuer and the Guarantor as having a maturity comparable to the remaining term (“Remaining Life”) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes being redeemed.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the independent investment banking institution of national standing appointed by the Issuer and the Guarantor obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations or, if only one such quotation is obtained, such quotation.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the independent investment banking institution of national standing appointed by the Issuer and the Guarantor, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to such independent investment banking institution by such Reference Treasury Dealer at 5.00 p.m. on the third New York Business Day preceding such redemption date.
“Reference Treasury Dealer” means each of (1) Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P.Morgan Securities LLC, Mizuho Securities USA Inc. and their affiliates or their respective successors, provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer and the Guarantor will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Issuer and the Guarantor.
“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the redemption date to the maturity date of such notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated by the independent investment banking institution of national standing appointed by the Issuer and the Guarantor on the third New York Business Day preceding the redemption date.
Fixed Rate Senior Notes Due 2048
NOTES
$1,250,000,000 aggregate principal amount of fixed rate senior notes due 2048 (for purposes of this summary description, the “notes”).
CUSIP: 87938W AW3
ISIN: US87938WAW38
NYSE trading symbol: TEF/48
For purposes of this summary description, the term “indenture” means the Indenture dated May 22, 2012, among the Issuer, the Guarantor and the Trustee, as supplemented by the Seventh Supplemental Indenture dated as of March 6, 2018, among the Issuer, the Guarantor and the Trustee.
FORM AND DENOMINATION
The notes were issued in registered form in denominations of $1,000.
INTEREST
The notes bear interest at 4.895% per year, payable on March 6 and September 6 of each year.
Interest on the notes is computed on the basis of a 360-day year of twelve 30-day months.
MATURITY: March 6, 2048.
REDEMPTION
- Early redemption for taxation reasons:
If, in relation to the notes, (i) as a result of any change in the laws or regulations of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, or in the administrative interpretation or administration of any such laws or regulations which becomes effective on or after the date of issuance of the notes, (x) the Issuer or the Guarantor, as the case may be, are or would be required to pay any Additional Amounts (as provided for in the indenture) or (y) the Guarantor is or would be required to deduct or withhold tax on any payment to the Issuer to enable it to make any payment of principal, premium, if any, or interest on the notes, provided that such payment cannot, with reasonable effort by the Guarantor, be structured to avoid such deduction or withholding, and (ii) such circumstances are evidenced by the delivery by the Issuer or the Guarantor, as the case may be, to the Trustee of a certificate signed by an authorized officer or director of the Issuer or the Guarantor, as the case may be, stating that such circumstances prevail and describing the facts leading to such circumstances, together with an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail, the Issuer or the Guarantor, as the case may be, may, at their respective election and having given not less than 30 nor more than 60 days’ notice (ending on a day upon which interest is payable) to the holders in accordance with the terms described under the indenture, redeem all of the outstanding notes at a redemption price equal to their principal amount, together with accrued and unpaid interest, if any, thereon to but excluding the redemption date. No such notice of redemption may be given earlier than 150 days prior to the date on which the Issuer or the Guarantor would be obligated to pay such Additional Amounts (as provided for in the indenture) were a payment in respect of the notes then due.
- Optional redemption:
The Issuer may, at its election and having given not less than 30 nor more than 60 days’ notice to the holders of the notes in accordance with the terms described under the indenture, redeem from time to time all or a portion of the outstanding notes at a redemption price which will be equal to the greater of (i) 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date of such notes; and (ii) as determined by an independent investment banking institution of national standing appointed by the Issuer and the Guarantor, the sum of the present values of the remaining scheduled payments of principal thereof and interest thereon (exclusive of interest accrued thereon to the redemption date) discounted to the redemption date of notes being redeemed on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus accrued and unpaid interest on the principal amount of such notes being redeemed to, but excluding, the redemption date of such notes being redeemed.
A “Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or the city of Madrid, Spain are authorized or required by law or executive order to close.
“Comparable Treasury Issue” means the United States Treasury security selected by the independent investment banking institution of national standing appointed by the Issuer and the Guarantor as having a maturity comparable to the remaining term (“Remaining Life”) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes being redeemed.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the independent investment banking institution of national standing appointed by the Issuer and the Guarantor obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations or, if only one such quotation is obtained, such quotation.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the independent investment banking institution of national standing appointed by the Issuer and the Guarantor, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to such independent investment banking institution by such Reference Treasury Dealer at 5.00 p.m. on the third New York Business Day preceding such redemption date.
“Reference Treasury Dealer” means each of (1) Barclays Capital Inc, Goldman, Sachs & Co. LLC, J.P.Morgan Securities LLC. Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective affiliates or their respective successors, provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer and the Guarantor will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Issuer and the Guarantor.
“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the redemption date to the maturity date of such notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated by the independent investment banking institution of national standing appointed by the Issuer and the Guarantor on the third New York Business Day preceding the redemption date.
Fixed Rate Senior Notes Due 2049
NOTES
$1,250,000,000 aggregate principal amount of fixed rate senior notes due 2049 (for purposes of this summary description, the “notes”).
CUSIP: 87938W AX1
ISIN: US87938WAX11
NYSE trading symbol: TEF/49

For purposes of this summary description, the term “indenture” means the Indenture dated April 20, 2018, among the Issuer, the Guarantor and the Trustee, as supplemented by the First Supplemental Indenture dated as of March 1, 2019, among the Issuer, the Guarantor and the Trustee.
FORM AND DENOMINATION
The notes were issued in registered form in denominations of $1,000.
INTEREST
The notes bear interest at 5.520% per year, payable on March 1 and September 1 of each year.
Interest on the notes is computed on the basis of a 360-day year of twelve 30-day months.
MATURITY: March 1, 2049.
REDEMPTION
- Early redemption for taxation reasons:
If, in relation to the notes, (i) as a result of any change in the laws or regulations of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issuance of the notes, (x) the Issuer or the Guarantor, as the case may be, are or would be required to pay any Additional Amounts (as provided for in the indenture) or (y) the Guarantor is or would be required to deduct or withhold tax on any payment to the Issuer to enable it to make any payment of principal, premium, if any, or interest on the notes, provided that such payment cannot, with reasonable effort by the Guarantor, be structured to avoid such deduction or withholding, and (ii) such circumstances are evidenced by the delivery by the Issuer or the Guarantor, as the case may be, to the Trustee of a certificate signed by an authorized officer or director of the Issuer or the Guarantor, as the case may be, stating that such circumstances prevail and describing the facts leading to such circumstances, together with an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail, the Issuer or the Guarantor, as the case may be, may, at their respective election and having given not less than 30 nor more than 60 days’ notice (ending on a day upon which interest is payable) to the holders of the notes in accordance with the terms described under the indenture, redeem all of the outstanding notes at a redemption price equal to their principal amount, together with accrued and unpaid interest, if any, thereon to but excluding the redemption date. No such notice of redemption may be given earlier than 90 days prior to the date on which the Issuer or the Guarantor would be obligated to pay such Additional Amounts (as provided for in the indenture) were a payment in respect of the notes then due.
- Optional redemption:
The Issuer may, at its election and having given not less than 15 nor more than 60 days’ notice to the holders of the notes in accordance with the terms described under the indenture, redeem from time to time all or a portion of the outstanding notes at a redemption price which will be equal to the greater of
The Issuer may redeem all or a portion of the notes at its election at any time or from time to time as set forth below. Notice of redemption shall be given by first-class mail postage prepaid, mailed not less than 15 nor more than 60 days prior to the redemption date to each holder of the notes to be redeemed at his or her address appearing in the register kept by the Trustee. If the Issuer redeems all or a portion of the notes prior to the Par Call Date, the Issuer will pay a redemption price equal to the greater of: (i) 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date of such notes; and (ii) as determined by an independent investment banking institution of national standing appointed by the Issuer and the Guarantor, the sum of the present values of the remaining scheduled payments of principal thereof and interest on the notes being redeemed that would be due if such notes matured on the Par Call Date (in each case, not including the amount, if any, of unpaid interest accrued to, but excluding, the redemption date) discounted to the redemption date of such notes being redeemed on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus accrued and unpaid interest on the principal amount of such notes (or a portion thereof) being redeemed to, but excluding, the redemption date of such notes (or a portion thereof) being redeemed. If the Issuer redeems all or a portion of the notes on or after the Par Call Date, the Issuer will pay a redemption price equal to 100% of the principal amount of such notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date of such notes.
A “Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or the city of Madrid, Spain are authorized or required by law or executive order to close.
“Comparable Treasury Issue” means the United States Treasury security selected by the independent investment banking institution of national standing appointed by the Issuer and the Guarantor as having a maturity comparable to the remaining term of the notes to be redeemed (assuming for this purpose that the notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes being redeemed.
“Comparable Treasury Price” means, with respect to any redemption date prior to the Par Call Date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the independent investment banking institution of national standing appointed by the Issuer and the Guarantor obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations or, if only one such quotation is obtained, such quotation.
“Par Call Date” means September 1, 2048 (i.e., six months prior to the maturity date).
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date prior to the Par Call Date, the average, as determined by the independent investment banking institution of national standing appointed by the Issuer and the Guarantor, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the such independent banking institution by such Reference Treasury Dealer at 5:00 p.m. on the third New York Business Day preceding such redemption date.
“Reference Treasury Dealer” means (1) each of Barclays Capital Inc., Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their affiliates or their respective successors, provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer and

the Guarantor will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Issuer and the Guarantor.
“Treasury Rate” means, with respect to any redemption date prior to the Par Call Date, the rate per annum equal to the semi-annual equivalent yield to maturity or, if such equivalent is not available, the interpolated maturity (on a day count basis) of the Comparable Treasury Issue, calculated assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
3.1.1 COMMON PROVISIONS TO THE SHELF NOTES
3.1.1.1 Status of the Shelf Notes and of the Guarantee
The Shelf Notes constitute the Issuer’s direct, unconditional, unsubordinated and unsecured obligations and rank pari passu without any preference among themselves and (subject to any applicable statutory exceptions) the payment obligations under the Shelf Notes rank at least pari passu with all of the Issuer's other unsecured and unsubordinated indebtedness, present and future, except as its obligations may be limited by Spanish bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally in the Kingdom of Spain.
For each of the applicable Shelf Notes, the Guarantor unconditionally and irrevocably guarantees the due payment of all sums expressed to be payable by the Issuer under the Shelf Notes on an unsubordinated and unconditional basis (hereinafter, the "Guarantee”). The obligations of the Guarantor under the Guarantee are unaffected by any invalidity, irregularity or unenforceability of the Shelf Notes or the relevant indenture, any failure to enforce the provisions of the Shelf Notes or the relevant indenture, or any waivers, modification or indulgence granted to the Issuer in respect thereof by the holders of the Shelf Notes or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantee.
Under the Guarantee, the Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of the Issuer's merger or bankruptcy, the benefits of "orden, división and excusión" under Spanish law, any right to require a proceeding first against the Issuer, protest or notice with respect to the Shelf Notes, or the indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantee are not discharged except by payment in full of, amongst other, the principal of, interest on and Additional Amounts (as defined below), if any, on such Shelf Notes and the Guarantor shall have fully performed all its obligations in accordance with the provisions of the Shelf Notes, the Guarantee and the relevant indenture.
The Guarantor shall be subrogated to all rights of the holders of the Shelf Notes and the Trustee against the Issuer in respect of any amounts paid to such holders by the Guarantor.
The obligations of the Guarantor under the Guarantee in respect of the Shelf Notes constitute direct, unconditional, unsubordinated and unsecured obligations of the Guarantor under the Guarantee and rank pari passu without any preference among such obligations of the Guarantor under the Guarantee in respect of the Shelf Notes and at least pari passu with all other unsubordinated and unsecured indebtedness and monetary obligations involving or otherwise related to borrowed money of the Guarantor, present and future; provided that the obligations of the Guarantor under the Guarantee in respect of the Shelf Notes are effectively subordinated to those obligations that are preferred under Spanish insolvency law.
3.1.1.2    Liens or encumbrances

So long as any of the Shelf Notes remains outstanding (as defined in the relevant indenture), neither the Issuer nor the Guarantor will create or will have outstanding any mortgage, pledge, lien or other charge (hereinafter, an “Encumbrance”) upon the whole or any part of the Issuer's present or future assets, in order to secure any Relevant Indebtedness issued or guaranteed by the Issuer, the Guarantor or by any other person unless the Shelf Notes are equally and ratably secured therewith, for as long as such Relevant Indebtedness is so secured. For these purposes, “Relevant Indebtedness” means any obligation for the payment of borrowed money which is in the form of, or represented or evidenced by, a certificate of indebtedness or in the form of, or represented or evidenced by, bonds, notes or other securities which, in any of the above cases, is or are, or is or are capable of being, quoted, listed, dealt in or traded on a stock exchange or other recognized securities market. For the avoidance of doubt, any “obligation for the payment of borrowed money” as used in this definition of Relevant Indebtedness does not include obligations of the Issuer or the Guarantor which, pursuant to the requirements of law and accounting principles generally accepted in the Kingdom of Spain need not, and are not, reflected in the balance sheet of the Issuer or the Guarantor, as the case may be.
The Issuer and the Guarantor are, however, allowed to secure Relevant Indebtedness in the following circumstances:
i.   the Relevant Indebtedness was originally offered, distributed or sold primarily to the residents of the Kingdom of Spain; or
ii.   the Relevant Indebtedness matures within one year of its date of issue; or
iii.   such Encumbrance affects assets of an entity which, when such Encumbrance was created, was unrelated to the Issuer or the Guarantor and which was subsequently acquired by the Issuer or the Guarantor;
provided, that nothing in this section shall limit the ability of the Issuer or the Guarantor, as the case may be, to grant or permit to subsist Encumbrances over any or all of their respective present or future assets to secure Relevant Indebtedness issued or guaranteed by the Issuer, the Guarantor or any other person, to the extent that the aggregate principal amounts so secured do not exceed 5% of the Consolidated Net Tangible Assets of the Guarantor (as defined below), as reflected in the most recent balance sheet prior to the time such Relevant Indebtedness was issued or guaranteed.
For these purposes:
- “Consolidated Net Tangible Assets of the Guarantor” means, in accordance with generally accepted accounting principles, the total amount of assets of the Guarantor and its consolidated Subsidiaries, including investments in unconsolidated Subsidiaries, after deduction of (i) goodwill, (ii) intangible assets, and (iii) amounts due from stockholders for uncalled capital. Solely for purposes of this definition, “Subsidiary” means any company in respect of which the Guarantor owns, directly or indirectly, more than half of the voting rights of the shares of such company, or when the Guarantor owns half or less of the voting power but controls such company, i.e., has the power to govern the financial and operating policies of such company so as to obtain benefits from its activities.
- The term “generally accepted accounting principles” means (i) in the case of the Issuer's and the Guarantor’s unconsolidated financial statements, the accounting principles generally accepted in the Kingdom of Spain and (ii) in the case of the Guarantor’s consolidated financial statements, International Financial Reporting Standards (“IFRS”) as issued by the International

Accounting Standards Board, which do not differ for the purposes of the Guarantor and its consolidated subsidiaries from IFRS as adopted by the European Union, in each case as in effect at the date of such computation and as applied by the Issuer or the Guarantor, as the case may be.
3.1.1.3    Restrictions
Payment of dividends
Spanish reserve requirements must be met prior to the payment of dividends, and dividends may only be distributed out of income for the previous year or out of unrestricted reserves, and the Issuer’s net worth must not, as a result of the distribution, fall below the Issuer's paid-in share capital (capital social). There are no other restrictions on the Guarantor’s ability to obtain funds from the Issuer through dividends, loans or otherwise.
Consolidation, Merger, Etc.; Assumption
Neither the Issuer nor the Guarantor shall consolidate with or merge (which term shall include for the avoidance of doubt a scheme of arrangement) into any other person or convey, transfer or lease all or substantially all of the Issuer's assets to any person, and neither the Issuer nor the Guarantor shall permit any person to consolidate with or merge into the Issuer or the Guarantor, convey, transfer or lease all or substantially all of its assets to the Issuer or the Guarantor, unless:
i.in the case the Issuer or the Guarantor consolidates with or merge into another person or convey, transfer or lease all or substantially all of its respective assets to any person, the person formed by such consolidation or into which the Issuer or the Guarantor are merged or the person which acquires by conveyance or transfer, or which leases, all or substantially all of the Issuer's assets or the assets of the Guarantor shall be a corporation, partnership or trust, shall be organized and validly existing, under the S-23 laws of the Kingdom of Spain or a member of the European Union or an OECD country and shall expressly assume, by a supplemental indenture that complies with the U.S. Trust Indenture Act of 1939, as amended (hereinafter, the “Trust Indenture Act”) executed and delivered to the Trustee in form and substance reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including all Additional Amounts and any additional sums payable pursuant to paragraph (ii) below) (a) in the Issuer's case, on all the Shelf Notes and (b) in the case of the Guarantor, under the Guarantee, and the performance or observance of every covenant of the relevant indenture relating thereto on the Issuer's part to be performed or observed and, in the case of the Guarantor, the due and punctual payment of the principal of and any premium and interest (including all Additional Amounts and any additional sums payable pursuant to paragraph (ii) below) on all the Shelf Notes and the performance or observance of every covenant of the relevant indenture and the Guarantee relating thereto on the part of the Guarantor to be performed or observed;
"Additional Amounts" means additional amounts payable by the Issuer or the Guarantor as provided for in the relevant indenture.
ii.if the person formed by such consolidation or into which the Issuer or the Guarantor are merged or to whom the Issuer or the Guarantor have conveyed, transferred or leased the Issuer's properties or assets is a person organized and validly existing under the laws of a jurisdiction other than the Kingdom of Spain such person agrees to indemnify the holder of each Shelf Note against certain costs and expenses as further described in the relevant indenture;

iii.immediately prior to the consummation of such transaction, no Event of Default with respect to the Shelf Notes, shall have occurred;
iv.the consummation of such transaction must not cause an Event of Default under the Shelf Notes or the Guarantee which the Issuer or the Guarantor, as the case may be, do not reasonably believe can be cured within 90 days from the date of such transaction; and
v.the Issuer or the Guarantor have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the applicable provisions of the relevant indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.
No vote by the holders is required for any such consolidation, merger, conveyance, transfer or lease, unless as part of the transaction the Issuer or the Guarantor, as applicable, make changes to the relevant indenture requiring holder approval, as described later under “—Modification and Waiver”. The Issuer and the Guarantor may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. The Issuer and the Guarantor may take these actions even if they result in:
• a lower credit rating being assigned to the Shelf Notes; or
•Additional Amounts becoming payable in respect of withholding tax and, as a result, the Shelf Notes being subject to redemption at the Issuer's option or at the option of the Guarantor, as the case may be, as described in the relevant indenture.
The Issuer and the Guarantor have no obligation under the relevant indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to holders of the Shelf Notes, in connection with a merger, consolidation, sale conveyance or lease of assets that is permitted under the relevant indenture.
Upon any consolidation of the Issuer or the Guarantor with, or merger of the Issuer or the Guarantor into, any other person or any conveyance, transfer or lease of all or substantially all of the assets of the Issuer or the Guarantor in accordance with the provisions described above, the successor person formed by such consolidation or into which the Issuer or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Guarantor, as the case may be, under the relevant indenture with the same effect as if such successor person had been named as the Issuer or the Guarantor therein, as the case may be, and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under the relevant indenture and the Shelf Notes or Guarantee, as the case may be.
In the case of any such consolidation, merger, conveyance, transfer or lease, if the acquiring or resulting entity’s jurisdiction of incorporation or residence for tax purposes (hereinafter the “Taxing Jurisdiction”) is not the Kingdom of Spain, Additional Amounts are payable under the Shelf Notes or the Guarantee, as applicable, for taxes imposed by the acquiring or resulting entity’s Taxing Jurisdiction (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax described under the relevant indenture) on payments of any amounts payable (whether in respect of principal or interest or otherwise) in respect of the Shelf Notes made on or after the date of the consolidation, merger, conveyance, transfer or lease rather than taxes imposed on those payments by the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax.
Additional Amounts will be payable on interest or principal due prior to the date of the consolidation, merger, conveyance, transfer or lease only for taxes imposed by the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, subject to the exceptions discussed under the relevant indenture. The acquiring or resulting entity will also be entitled to redeem the Shelf Notes in the circumstances described for taxation reasons in the relevant indenture for any change or amendment to, or change in the interpretation or administration of, the laws or regulations of such entity’s Taxing Jurisdiction (which change, amendment or change in the interpretation or administration becomes effective on or after the date of the consolidation, merger, conveyance, transfer or lease).
The Guarantor or any subsidiary of the Guarantor may assume the Issuer's obligations under the Shelf Notes without the consent of the holders. Any Shelf Notes so assumed, unless assumed directly by the Guarantor, will have the benefit of the Guarantee in respect of such Shelf Notes. In the event of an assumption by an entity within a Taxing Jurisdiction other than Spain, Additional Amounts under the Shelf Notes are payable for taxes imposed by the assuming entity’s Taxing Jurisdiction (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by the Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax described under the relevant indenture) on payments of principal, interest or otherwise in respect of the Shelf Notes made on or subsequent to the date of such assumption rather than taxes imposed on these payments by the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax. In the event of such assumption, the Guarantor or the applicable subsidiary of the Guarantor will be entitled to redeem the Shelf Notes in the circumstances described in the preceding paragraph.
Additional Amounts will be payable on interest or principal due prior to the date of the assumption only for taxes imposed by the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, subject to the exceptions discussed under the relevant indenture.
Further issues
As described in the relevant indenture, in addition to the Shelf Notes, notes, bonds and other evidences of indebtedness of other series may in the future be issued thereunder without limitation as to aggregate principal amount. Unless otherwise provided pursuant to the relevant indenture, the Issuer may from time to time, without the consent of the holders of the Shelf Notes, create and issue further Shelf Notes having the same terms and conditions as the previously issued Shelf Notes in all respects (or in all respects except for the issue date, the first interest payment date and/or the issue price), so that such further issue shall be consolidated and form a single series with the outstanding Shelf Notes; provided, however, that any such further issuance will only be made if either such additional Shelf Notes are issued with no more than de minimis original issue discount for U.S. federal income tax purposes or such further issuance is a “qualified reopening” as such term is defined under U.S. Treasury

Regulations Section 1.1275-2(k)(3) promulgated under the U.S. Internal Revenue Code of 1986, as amended.
3.1.1.4    Events of default
“Event of Default”, with respect to each of the Shelf Notes, means any one of the following events which occurs and is continuing:
(i)the Issuer fails to pay, and the Guarantor fails to honor the Guarantee with respect to payments of, principal of, interest due on or any Additional Amounts in respect of the relevant Shelf Notes for a period of 21 days from the stated maturity of such principal or interest payment;
(ii)the Issuer fails to perform any other obligation arising from the relevant Shelf Notes or the Guarantor fails to perform any other obligation arising under the Guarantee of such Shelf Notes and in each case, such failure continues for more than 60 days (90 days if the failure to perform relates to an obligation of the Issuer or the Guarantor arising pursuant to a transaction described in the relevant indenture) after there has been given, by the Trustee or holders of not less than 25% in principal amount of the outstanding relevant Shelf Notes, a written notice to the Issuer specifying such failure and requiring it to be remedied, and stating that such notice is a “Notice of Default” under the relevant indenture;
(iii)the Issuer or the Guarantor fail (taking into account any applicable grace periods) to fulfill any payment obligation in excess of €100,000,000 or its equivalent in any other currency under any Relevant Indebtedness or under any guarantees or suretyships provided for under any Relevant Indebtedness of others, and this failure remains uncured for 30 days;
(iv)the holders of any other Relevant Indebtedness of the Issuer or the Guarantor accelerate any payment obligation in excess of €100,000,000 or its equivalent in any other currency as a result of the Issuer or the Guarantor entering into a transaction described and in accordance with the conditions set forth in the relevant indenture, which transaction constitutes an event of default in respect of such other Relevant Indebtedness;
(v)the Issuer or the Guarantor announce their inability to meet their respective financial obligations;
(vi)a court, at the request of any creditor, commences insolvency proceedings (concurso) against the Issuer or the Guarantor and any such proceeding is not discharged or dismissed within 60 days;
(vii)the Issuer or the Guarantor go into liquidation unless it is done as a result of the Issuer or the Guarantor entering into a transaction described and in accordance with the conditions set forth in the relevant indenture;
(viii)the Issuer or the Guarantor make a filing seeking relief under any applicable bankruptcy or insolvency (concurso) laws; or
(ix)the Guarantee ceases to be valid or legally binding for any reason.
If any Event of Default shall occur in relation to the Shelf Notes (taking into account any applicable grace period), the Trustee or the holders of not less than 25% in principal amount of the outstanding relevant Shelf Notes may, by written notice to the Issuer, at the Corporate Trust Office (and to the Trustee if given by the holders), declare that the relevant Shelf Notes, including principal and all interest then accrued and unpaid on the relevant Shelf Notes, as the case may be, shall be immediately due and payable, whereupon the same shall, to the extent permitted by applicable law, become immediately due and payable, at their principal amount together with all interest, if any, accrued and unpaid thereon and any other amounts set forth in the relevant indenture, without presentment, demand, protest or other notice of any kind, all of which the Issuer or the Guarantor, as the case may be, will expressly waive, unless, prior thereto, all Events of Default in respect of the relevant Shelf Notes shall have been cured. Such declarations of acceleration may be rescinded and past defaults may be waived, except defaults in payment of principal of, interest on or any other amounts set forth in the relevant indenture, by holders of a majority of the outstanding principal amount on the relevant Shelf Notes pursuant to the procedures and under the conditions described in the relevant indenture; provided, however, that the amounts due to the Trustee under the relevant indenture have been paid.
3.1.1.5    Amendments
The Issuer, the Guarantor and the Trustee may enter into one or more supplemental indentures to each of the Shelf Notes without the consent of the holders thereof to, among other things, as further described in the relevant indenture: (i) secure the relevant Shelf Notes; (ii) evidence the succession of another person to the Issuer or the Guarantor and the assumption by any such successor of the covenants and agreements of the Issuer or the Guarantor in the relevant indenture and in the relevant Shelf Notes; (iii) evidence or provide for the acceptance of appointment under the relevant indenture by a successor trustee with respect to the relevant Shelf Notes; (iv) change the terms of the relevant Shelf Notes to correct a manifest error (for the avoidance of doubt, no other modification may be made to the terms of the relevant Shelf Notes); or (v) to change the relevant indenture in any manner which does not affect the terms of the relevant Shelf Notes or interests of holders thereof, as further described in the relevant indenture.
With the consent of the holders of not less than a majority in principal amount of the outstanding relevant Shelf Notes, the Issuer, the Guarantor and the Trustee may add any provisions to, or change in any manner or eliminate any of the provisions of, or waive any past defaults with respect to, the relevant indenture or modify in any manner the rights of the holders of such Shelf Notes.
However, the Issuer, the Guarantor and the Trustee may not make any of the following changes to the relevant Shelf Notes without the consent of each holder of each outstanding Shelf Note that would be affected by such change: (i) change the stated maturity of the principal or of any installment of the principal of or interest, if any, on any Shelf Note; (ii) reduce the principal amount of any Shelf Note; (iii) reduce the rate or extend the time of payment of interest on, any Shelf Note; (iv) reduce the amount payable on redemption of any Shelf Note; (v) change the obligations of the Issuer or of the Guarantor to pay any Additional Amounts (as provided for in the relevant indenture) on any Shelf Note; (vi) waive a default in the payment of principal of, or interest on, any Shelf Note; (vii) change the currency in which the principal, premium, or interest on, any Shelf Note is payable; (viii) impair the right of any holder to take legal action to enforce the payment on the Shelf Notes or the Guarantee when due; or (ix) reduce the quorum requirements or the percentage of Shelf Notes the consent of whose holders is required for modification of the relevant indenture.
3.1.1.6    The Trustee and paying agent

The Bank of New York Mellon (with address at 240 Greenwich Street, New York, NY 10007) acts as the Trustee (the “Trustee”) and paying agent for the Shelf Notes.
In addition to acting as Trustee, The Bank of New York Mellon also acts as depositary, trustee and/or paying agent in connection with various other transactions carried out by the Issuer, the Guarantor and certain of their respective affiliates.
3.1.1.7    Control by holders.
The Holders of a majority in principal amount of the relevant Shelf Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to such Shelf Notes; provided that: (a) such direction shall not be in conflict with any rule of law or with the relevant indenture; (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and (c) the Trustee need not follow any such direction if doing so would in its reasonable discretion either involve it in personal liability or be unduly prejudicial to holders not joining in such direction; provided, further, that the Trustee shall have no obligation to make any determination with respect to any such conflict, personal liability or undue prejudice.
3.1.1.8    Governing law and jurisdiction
The Shelf Notes are governed by, and shall be construed in accordance with, the laws of the State of New York.
The due authorization of the Shelf Notes and the ranking thereof and the Guarantee are governed by Spanish law.
The Issuer and the Guarantor have submitted to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, the City of New York, and any appellate court from any such court thereof, with respect to any legal suit, action or proceeding based on or arising under the Shelf Notes or the relevant indenture and have agreed that all claims in respect of such suit or proceeding shall be determined in any such court.
3.1.1.9    Tax
There is no original discount issue as defined in Section 1232 of the Internal Revenue Code to mention.
3.1.1.10 Currency
Amounts due under the Shelf Notes shall not under any circumstances whatsoever be payable in any currency other than U.S. dollars or such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.